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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C., 20549


                                  SCHEDULE 14A


                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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     [_] Preliminary Proxy Statement

     [_] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

     [_] Definitive Proxy Statement

     [_] Definitive Additional Materials

     [X] Soliciting Material under Rule 14a-12

                       3-DIMENSIONAL PHARMACEUTICALS, INC.

                (Name of registrant as specified in its charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee: (Check the appropriate box):

     [X] No fee required

     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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     1)     Title of each class of securities to which transaction applies:

     2)     Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     The following is the text of a joint press release issued by 3-Dimensional
Pharmaceuticals, Inc. and Johnson & Johnson on January 16, 2003:

Johnson & Johnson
Press Contacts:            Marc Monseau        Jeffrey J. Leebaw
                           (732) 524-1130      (732) 524-3350
    Home                   (609) 924-7207      (732) 821-6007

Johnson & Johnson
Investor Contacts:         Helen E. Short   Stan Panasewicz    Lesley Fishman
                           (732) 524-6491   (732) 524-2524     (732) 524-3922

3-Dimensional Pharmaceuticals
Press Contact:          Scott Horvitz
                        Chief Financial Officer
                        (267) 757-7208

                                                           FOR IMMEDIATE RELEASE

        Johnson & Johnson to Acquire 3-Dimensional Pharmaceuticals, Inc.

                    Acquisition to Expand Johnson & Johnson's
               Pharmaceutical Research and Development Capability

     New Brunswick, NJ and Yardley, PA (January 16, 2003) - Johnson & Johnson and 3-Dimensional Pharmaceuticals, Inc. (Nasdaq: DDDP), 3DP, today announced that they signed a definitive agreement under which Johnson & Johnson will acquire 3DP, a company with a technology platform focused on the discovery and development of therapeutic small molecules.

     Under the terms of the agreement, 3DP shareholders will receive $5.74 for each outstanding 3DP share. The value of the transaction as of the anticipated closing date is estimated to be approximately $88 million, net of cash. The transaction is expected to close during the first half of the second quarter of 2003, subject to regulatory approvals and other closing conditions. The acquisition is not expected to have a material impact on revenues or earnings of Johnson & Johnson.

     "3DP will provide a good strategic fit with our pharmaceutical discovery and development capabilities," said Dr. Per Peterson, Chairman, Research & Development for the pharmaceuticals group of Johnson & Johnson. "The addition of 3DP's expertise and proprietary drug discovery technology will expand and enhance our own new pharmaceutical development efforts."

                                     -more-

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                                       -2-

     Headquartered in Yardley, Pennsylvania, 3DP applies the latest techniques in high throughput screening, combinatorial chemistry, X-ray crystallography, structure-based drug design and cheminformatics to discover and develop new drugs in the areas of oncology, inflammation, metabolic and cardiovascular diseases. 3DP's proprietary drug discovery technology, known as DiscoverWorks(R), is intended to increase the productivity of the drug discovery process and enables scientists to design improved characteristics into lead drug candidates.

     3DP has drug discovery and development programs focusing on potential new drugs in early stage development for the treatment of cardiovascular disorders, oncology and inflammation. 3DP has research operations in Exton, Pennsylvania and Cranbury, New Jersey.

     "The merger with Johnson & Johnson is a wonderful opportunity for 3DP to fully realize its drug discovery mission and to exploit its technologies on a broad scale," said Dr. David U'Prichard, Chief Executive Officer, 3DP. "Johnson & Johnson will provide an outstanding environment for our employees, and we look forward to working closely with and contributing to the success of their worldwide research and development."

     Johnson & Johnson, with approximately 108,300 employees, is the world's most comprehensive and broadly based manufacturer of health care products, as well as a provider of related services, for the consumer, pharmaceutical, and medical devices and diagnostics markets. Johnson & Johnson has 198 operating companies in 54 countries around the world, selling products in more than 175 countries.

     3DP (http://www.3dp.com), which has about 200 employees, is dedicated to small molecule drug discovery and development. 3DP's proprietary platform, DiscoverWorks(R), has the potential to produce drug candidates suitable for faster development, with fewer resources and a higher probability of success than using conventional drug discovery methods.

                                     -more-

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                                       -3-

     (In connection with the above-described transactions, 3DP intends to file a proxy statement and other materials with the Securities and Exchange Commission. Security holders are urged to read the proxy statement and these other materials when they become available because they will contain important information. Security holders may obtain a free copy of the proxy statement and these other materials when they become available, as well as other materials filed with the Securities and Exchange Commission concerning 3DP at the Securities and Exchange Commission web site at http://www.sec.gov. Security holders of 3DP may also obtain for free the proxy statement and other documents filed by 3DP with the Securities and Exchange Commission in connection with the above-described transactions by directing a request to 3DP at 1020 Stony Hill Road, Yardley, PA 19067; Attention: Investor Relations.

     3DP and its directors and executive officers may be deemed to be participants in the solicitation of proxies from 3DP stockholders with respect to the merger. Information regarding these directors and executive officers and their ownership of 3DP common stock is contained in the proxy statement for 3DP's 2002 annual meeting of stockholders. Additional information regarding these directors and executive officers and their interests will be included in the proxy statement.

                Statements relating to 3DP in this press release that are not historical are "forward-looking" statements that involve a high degree of risk and uncertainty. Such statements are only predictions, and the actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks associated with 3DP's new and uncertain technologies, clinical trials and product development, the long and arduous process of obtaining regulatory approval, 3DP's dependence on existing strategic alliances and new collaborations, 3DP's dependence on patents and proprietary rights, 3DP's ability to protect and enforce its patents and proprietary rights, the development and availability of competitive products or technologies, 3DP's ability to attract and retain talented employees, its cash burn and its ability to manage its efforts as a company increasingly focused on internal product research and development. These risks and uncertainties are discussed in the section of 3DP's Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2001, filed with the Securities and Exchange Commission entitled "Factors Affecting the Company's Prospects." Copies of this form 10-K are available on request from 3DP.

                                     -more-

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                                       -4-

     This press release contains "forward-looking statements" about Johnson & Johnson as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Johnson & Johnson's expectations and projections. Risks and uncertainties include general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment. A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99(b) of Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended Dec. 30, 2001. Copies of this Form 10-K are available online at http://www.sec.gov, or upon request from Johnson & Johnson. Johnson & Johnson assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.)

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